Exhibit 10.12.2

1st AMENDMENT

This 1st AMENDMENT (“Amendment”) is entered by and between Bristol-Myers Squibb Company (“BMS”) and Accredo Health Group, Inc. (“Company”) as of January 19, 2014 (the “Effective Date of this Amendment”).

PRELIMINARY STATEMENT

A.	The parties desire to amend the MASTER SERVICES AGREEMENT FOR SERVICES RELATED TO METRELEPTIN effective December 6, 2013 (the “Agreement”).

The parties agree:

1.	That “Attachment – Compliance, Persistency and Adherence” is hereby deleted in its entirety and replaced with “Amended and Restated – January 19, 2014 – Attachment – Compliance, Persistency and Adherence”, attached and made a part hereof.

2.	That except as amended hereby, the Agreement remains in full force and effect.

(In order to demonstrate their agreement, the parties have executed this Amendment as of the Effective Date of this Amendment.

Agreed and Accepted:		Agreed and Accepted:

BRISTOL-MYERS SQUIBB COMPANY		Accredo Health Group, Inc.

By:	/s/ Cheryl Fassalk	By:	/s/ Bill Martin

Name:	Cheryl Fassalk	Name:	Bill Martin

Title:	Executive Director	Title:	VP
Diabetes Alliance

AMENDED AND RESTATED - JANUARY 19, 2014
ATTACHMENT - COMPLIANCE, PERSISTENCY AND ADHERENCE

ADDITIONAL TERMS AND CONDITIONS FOR COMPLIANCE, PERSISTENCY AND
ADHERENCE PROGRAM SERVICES

IN THE EVENT OF A CONFLICT BETWEEN THE AGREEMENT AND THIS ATTACHMENT, THIS ATTACHMENT SHALL GOVERN BUT SOLELY WITH REGARD TO COMPLIANCE, PERSISTENCY AND ADHERENCE PROGRAM SERVICES. IN ALL OTHER CASES, THE AGREEMENT SHALL CONTROL OVER THIS ATTACHMENT.

WITHOUT LIMITING, AND IN ADDITION TO THE TERMS AND CONDITIONS OF THE AGREEMENT, THE FOLLOWING SHALL ALSO APPLY TO COMPLIANCE, PERSISTENCY AND ADHERENCE PROGRAM SERVICES:

1.	BMS may choose to engage Service Provider to perform certain compliance, persistency and/or adherence program services related to Products, for patients who have been prescribed Products within FDA approved indications that are incremental to the services that Service Provider typically performs for patients. Any such services shall be described in one or more SOWs.

2.	Service Provider represents and warrants that:

2.1.	It shall perform any compliance, persistency and/or adherence program services that are the subject of an SOW in a professional, careful and diligent manner and in accordance with the best practices in the specialty pharmacy industry;

2.2.	It shall not perform any compliance, persistency and/or adherence program services with respect to any patient unless Service Provider has (a) received a written prescription from that patient’s prescriber, and (b) disclosed to the patient that BMS is providing financial support for the compliance, persistency and/or adherence program services;

2.3.	It shall not seek reimbursement from or file any claim with any third party (including, without limitation, any government entity or program, any patient, or any third-party payor) with respect to any compliance, persistency and/or adherence program services;

2.4.	It shall not develop, use or distribute any materials regarding BMS, or its Affiliates or Collaboration Partners, or any Product without BMS’ prior written approval. All materials that Service Provider develops with BMS’ written approval must contain a clear and conspicuous statement disclosing that BMS is providing financial support to Service Provider to perform the compliance, persistency and/or adherence program services; and

2.5.	It shall not implement any intervention technique, counsel or encourage any patient, physician, or any other healthcare professional to use or prescribe a Product over any other pharmaceutical product in its therapeutic class.

2.6.	Service Provider represents and warrants that any compliance, persistency and/or adherence program services that are the subject of an SOW shall be conducted in compliance with 45 C.F.R. Parts 160 & 164, including with respect to (1) the amount of the reimbursement Service Provider receives from BMS for providing such services and (2) the disclosure of such reimbursement to patients.

3.	The parties mutually represent and warrant that:

3.1.	Any compliance, persistency and/or adherence programs that are the subject of an SOW shall not (a) be intended to serve, either directly or indirectly, as a means for marketing any Product; (b) be intended to diminish the objectivity or professional judgment of a patient’s prescribing physician; and (c) involve the counseling or promotion of any off-label use of BMS’ products; and

3.2.	Any fees for services related to compliance, persistency and/or adherence programs that are the subject of an SOW shall: (a) represent fair market value for such services, based on arms-length negotiations; (b) not be intended in any way as remuneration for referrals or for other business generated; and (c) not be intended in any way as a payment related to a drug formulary or drug formulary activities and shall not have been negotiated or discussed between the parties in connection with any such drug formulary or formulary activities.